Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO EXCHANGE ACT RULE 13a-14(a) OR 15d-14(a), AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, David Rosa, certify that:

1	I have reviewed Amendment No. 1 to the annual report on Form 10-K for the year ended September 30, 2019 (the “report”) of NeuroOne Medical Technologies Corporation; and

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 28, 2020

	By:	/s/ David Rosa
	Name:	David Rosa
	Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)